                                                                    EXHIBIT 10.1

                               PURCHASE AGREEMENT

                                    RECITALS:

         Baxter Healthcare Corporation, a Delaware corporation, through its BioScience business unit, with offices at 1627 Lake Cook Road, Deerfield, Illinois 60015 ("Baxter") is extending to Coram, Inc., a Delaware corporation, with offices at 1675 Broadway, #900, Denver, CO 80202 ("Customer") the following pricing for the therapeutics ("Therapeutics ") set forth in Exhibit A. This pricing is being offered to Customer in accordance with the terms and conditions of this Therapeutics Purchase Agreement as well as the Terms and Conditions set forth in Exhibit B (collectively, the Therapeutics Purchase Agreement, Exhibit A and Exhibit B are referred to herein as the "Agreement"). Baxter and Customer are collectively referred to herein as the "Parties".

         Baxter agrees to sell the Therapeutics to Customer and Customer agrees to purchase the Therapeutics from Baxter for resale, distribution or use within the United States, excluding commonwealths and possessions, to patients for whom Customer holds an active prescription for the Therapeutics and/or to whom Customer provides homecare services. Customer agrees to maintain all licenses necessary for the purchase and dispensing of the prescription Therapeutics (e.g., state pharmacy license, physician's license, etc.) and will forward a copy of such license to Baxter upon request. The Therapeutics purchased under this Agreement are not for resale, barter or trade to other purchasers of such therapeutics and devices or for export without the prior written consent of Baxter.

Now Therefore, It Is Hereby Agreed As Follows:

A.  TERM OF AGREEMENT

         Unless otherwise terminated as herein provided, the term of this Agreement shall be June 1, 2003 through December 31, 2003 ("Term of Agreement").

B. DELIVERY

         Freight terms are F.O.B. Customer's destination, Malvern, PA, freight pre-paid. Under normal conditions, shipment will be made within ten
         (10) business days of (i) June 2, 2003, and (ii) the date of Customer's request, both as more fully set forth in Section C. Customer agrees that all delivery dates specified in this Agreement are intended as target dates that Baxter will attempt in good faith to meet. Baxter may, however, attempt delivery either before or after the stated date as long as the date of delivery is not unreasonably disproportionate to the stated date. Seller shall invoice Customer for each lot as it is shipped.

C.  QUANTITY COMMITMENT

         The quantity commitment of Therapeutics that Customer has agreed to
         purchase is [        *         ]. For the Term of Agreement, Customer
         agrees to purchase and Baxter agrees to sell said quantity commitment
         of Therapeutics, to be delivered as follows: (i) [        *       ] on
         or about June 2, 2003, and (ii) [   *   ] as requested by Customer
         (subject to availability) but in no event later than December 30, 2003.

D. FAILURE TO DELIVER

         In the event Baxter fails to make delivery for any reason, other than Customer's termination of this Agreement without cause or a force majeure event (as described in Exhibit B), or Customer rightfully rejects or justifiably revokes acceptance, then with respect to the Therapeutic(s) involved, at Customer's option, Baxter shall either deliver or redeliver such Therapeutic(s) or Baxter shall pay Customer
         an amount equal to [                          *
                                             ] as liquidated damages, which
         figure shall include both incidental and consequential damages.

E. FAILURE TO SATISFY QUANTITY COMMITMENT

         In the event Customer breaches this Agreement by failing to satisfy its Therapeutics quantity commitment set forth in Section C, for any reason other than Baxter's termination of this Agreement without cause or a force majeure event (as described in Exhibit B) then Customer shall pay
         to Baxter an amount equal to [                       *
                                  ] as liquidated damages, which figure shall
         include both incidental and consequential damages.

F. PRICING AND PAYMENT TERMS

         (1) The pricing set forth in Exhibit A shall remain firm during the term of this Agreement

         (2) Payment terms are [    *    ] from date of invoice. Customer shall
         pay Baxter a service charge of 1-1/2% per month, 18% per year (or the highest amount allowed by law, if lower) on all amounts past due pursuant to this Agreement. In the event Customer is delinquent in payment of any amounts due to Baxter, whether or not related to this Agreement, Baxter may, at its option, declare all amounts owed to it under all agreements as due and payable immediately and terminate this Agreement in accordance with the provisions of Section H(1) below.

G. ADDITIONAL SUPPLY

         If Customer's forecasted demand or subsequent request exceeds the quantity commitment set forth in Section C, subject to the terms of Section J and the paragraph entitled Force Majeure Event in Exhibit B, Baxter will use reasonable efforts to provide available Therapeutics to Customer to meet this excess forecasted demand or subsequent request in a fair and reasonable manner. Baxter will inform Customer as to whether it can fill the request for additional supply within seven (7) business days after Baxter's receipt of a written request from Customer for additional supply.

H. TERMINATION

         (1) TERMINATION WITHOUT CAUSE. Either Party shall have the right to terminate this Agreement upon thirty (30) days prior written notice to the other Party. However, in the event of any material breach of this Agreement by Customer, or in the case of any other action by Customer which Baxter deems prejudicial or injurious to the reputation of Baxter and/or the Therapeutics, which breach or action remains uncured after fifteen (15) days written notice by Baxter to Customer thereof, Baxter shall have the right to terminate this Agreement upon five (5) days prior written notice to Customer.

         (2) ORDERS PLACED PRIOR TO TERMINATION. In the event Baxter terminates this Agreement, at any time, with or without cause, under any circumstances whatsoever, Baxter, at its option, may cancel all unfilled orders of Customer for the Therapeutics outstanding as of the date on which the termination notice is given or this Agreement is automatically terminated.

         (3) CHANGE IN CONTROL. If Customer or any of its affiliates undergoes a Change in Control (as below defined), Customer will so notify Baxter in writing no more than five (5) business days after the date of occurrence of such event, and Baxter will have the right to terminate this Agreement effective with the Change in Control. "Change in Control" means the occurrence at any time of either of the following events:

                  (A) Customer sells all or substantially all of its business and/or assets to any entity; and/or

                  (B) Any entity has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder or any successor rule or regulation promulgated under the Exchange Act) of 20% or more of (i) the issued and outstanding shares of voting securities or capital stock of Customer or
                           (ii) the equity interest of any other person or entity which holds or controls any material part of Customer's business and/or assets.

                  (C) Notwithstanding the foregoing, for the purposes of this Agreement, a "Change of Control" shall not include any merger or other change of ownership of Customer as a result of a Plan of Reorganization in the Chapter 11 case of Customer and Coram Healthcare Corporation currently pending in the United States Bankruptcy Court for the District of Delaware (Case No. 00-3299).

I.  CONFIDENTIALITY

         Neither Customer nor Baxter shall disclose the terms of this Agreement to any other person or entity outside its organization and affiliates, except to its business and legal advisors, other than as required by law. For purposes of this provision, an affiliate is an entity in which Customer or Baxter, as appropriate, maintains an ownership position in or a contractual relationship with, and the disclosure is required so that the disclosing Party may fulfill its obligations hereunder. Neither Party shall make any public announcement concerning the existence of this Agreement or its terms unless such Party receives the prior written approval of the other Party.

J. FORECAST

         Within thirty (30) days prior to each succeeding calendar quarter, Customer will provide Baxter with a written forecast of its anticipated purchases of the Therapeutic for the next calendar quarter of this Agreement. Baxter will use such forecast submitted by Customer in planning, provided, however, that in no event will any such forecast hereunder constitute an order, create any right or expectation in Customer or be binding in any respect upon Baxter or Customer.

K. TRACE SALES REPORTS

         On all purchases from Baxter, Customer agrees to maintain complete and accurate records of the sales of all Baxter Therapeutics covered under this Agreement. Customer agrees to provide monthly trace sales reports, to include the following information:

         o     Aggregate, de-identified patient information

         o     City, state and zip code of the prescribing physician

         o Number of units, unit of measure, Baxter item code or NDC number and ship date

         THE ABOVE INFORMATION MUST BE RECEIVED WITHIN THREE (3) BUSINESS DAYS FOLLOWING THE LAST DAY OF EACH CALENDAR MONTH. The preferred format is Microsoft Excel spreadsheet sent electronically to the Baxter contact listed below.

Baxter spreadsheet information contact:     Customer contact information:
       Stephanie Felinczak             Name: Leo Gianacopoulos, Director of
  Stephanie_felinczak@baxter.com             Operations
       1627 Lake Cook Road             Email: gianacopoulosl@coramhc.com
       Deerfield, IL 60015             Address: Coram Hemophilia Services
       Ph# 847.948.6602                         6 Spring Mill Drive, Malvern, PA
       Fax# 847.940.5960                        19355
                                       Ph #
                                       Fax # (610) 578-1698

L.  INSURANCE

         Baxter shall secure and maintain insurance or self-insurance in any combination at Baxter's sole discretion in the amounts and types listed in this Section throughout the Term of Agreement at no expense to Customer. All insurance required in this Section shall list Customer as an additional insured. Underwriters shall endeavor to provide at least thirty (30) days notice of cancellation or non-renewal; however, failure to do so shall impose no penalty or obligation. Baxter shall maintain, with any combination of primary and umbrella insurance, commercial general liability insurance including Products/Completed Operations, Blanket Contractual Liability, and Personal/Advertising not
         less than [                       *                          ].

         Baxter shall maintain workers' compensation coverage and employer's liability insurance covering Baxter and all of Baxter's employees who enter Customer's premises for purposes of carrying out the transactions contemplated under this Agreement, in amounts not less than [
               *                     ]

         [
                                              *
                                                  ]. Workers' compensation
         coverage shall be in the form of a workers' compensation policy, and a health benefits policy shall not be deemed to comply with the requirements of this Section.

         Baxter and Customer each agree to waive all right of subrogation against the other, each other's agents, officers, employees, insurers and representatives.

M.  COMPLETE AGREEMENT

         This Agreement contains the full and complete expression of the rights and obligations of the Parties, and it shall supersede all other written or oral communications heretofore made by the Parties related to the subject matter hereof.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives:

Coram, Inc.                                   Baxter Healthcare Corporation
                                              through its BioScience Division
                                              Sales and Marketing North America
                                              Region


By:  /s/ FRANK GEIGER                         By:    /s/ PETER O MALLEY
    ----------------------------------            -----------------------------

Name:    Frank Geiger                         Name:   Peter O Malley
      --------------------------------              ---------------------------
         Authorized Representative                   Authorized Representative

Title: Senior Vice President, MM              Title:  President
       -------------------------------               --------------------------

Date:   May 29, 2003                          Date:   May 29, 2003
      --------------------------------               --------------------------

                                    EXHIBIT A
                                       TO
                               PURCHASE AGREEMENT

            THERAPEUTIC DESCRIPTION, PRICING AND QUANTITY COMMITMENT
              FOR THE PERIOD JUNE 2, 2003 THROUGH DECEMBER 31, 2003



                                                                                        BALANCE OF
                                                                      JUNE 2, 2003         2003
ALPHA(1) - PROTEINASE                                                   QUANTITY         QUANTITY
 INHIBITOR (HUMAN)            ITEM DESCRIPTION         PRICE/UNIT      COMMITMENT       COMMITMENT
---------------------         ----------------         ----------     ------------      ----------
Aralast 580100                25mL/0.5g vial            [  *   ]
NDC# - 49669-5800-1                                                       [  *  ]        [   *   ]
Aralast 580200                50mL/1.0g vial            [  *   ]       [   *    ]       [   *    ]
NDC# - 49669-5800-2

Aralast is a trademark of Alpha Therapeutic Corporation

                                    EXHIBIT B
                                       TO
                               PURCHASE AGREEMENT

                              TERMS AND CONDITIONS

TAXES

Customer shall be responsible for payment of all applicable state and/or local sales, use, and/or gross receipts tax receipts resulting from transactions with Baxter regardless of placement of liability for the tax by law.

ORDERING PROCEDURE

Orders may be placed by calling Baxter Customer Service at 800.423.2090 or faxed to 800.756.4952. Shipment against any purchase order does not constitute acceptance by Baxter of the terms and conditions or prices stipulated on the purchase order. Shipment of any order, including standing orders, will be made in accordance with terms, conditions and prices in effect, as stated herein, and shall be governed solely by the terms of the Agreement notwithstanding any conflicting or additional terms contained in any purchase order, unless otherwise agreed to in writing by the Parties. Baxter cannot guarantee maximum Therapeutic expiration dating on any Therapeutics upon delivery. Specific dating needs may be discussed with Customer Service at time of order placement.

SHIPPING INFORMATION

Additional charges for emergency or overnight deliveries will be the responsibility of Customer and will be added to the invoice. DISPUTED INVOICES:
An amount in dispute should be deducted from Customer's remittance. PLEASE EXPLAIN THE DEDUCTION ON A LEGIBLE COPY OF THE INVOICE AND ENCLOSE IT WITH THE PAYMENT. Baxter's Account Services Representative will work with Customer to resolve the discrepancy. DAMAGE OR SHORTAGE IN SHIPMENT: Baxter exercises extreme care in packing shipments. To minimize the possibility of error, all orders should be counted and inspected prior to acceptance of delivery from the carrier. ANY DAMAGE, SHORTAGE OR OVERAGE SHOULD BE NOTED ON A COPY OF THE CARRIER'S FREIGHT BILL AND THE DRIVER SHOULD COUNTERSIGN THE DOCUMENT. If the damage is excessive do not accept the shipment. Mark on the carrier's freight bill, "Shipment refused, damaged. Return to shipper." Baxter's Customer Service Department should be notified immediately at 1-800-423-2090. Customer's cooperation in providing this information will enable Baxter to expedite the necessary adjustments. PROOF OF DELIVERY: Proof of delivery will be provided if a request is received within ninety (90) days of date of shipment. Due to the expenses involved in obtaining proof of delivery, requests are subject to a $40.00 service fee. In the event that proof of delivery cannot be provided, no service fee will be charged and full credit will be issued to Customer's account.

FORCE MAJEURE EVENT

Each Party shall use commercially reasonable efforts to perform its obligations under this Agreement, but shall not be liable for non-performance or delays caused by a shortage of supply of raw materials, failure of supply, manufacturing problems, delivery or labor problems, intervention of any governmental authority or acts of regulatory agencies, fires, earthquakes, acts of God or causes beyond its control. The non-performing Party will be excused from performance for the duration of such events, will promptly notify the other Party of the reasons for nonperformance and will diligently and continuously attempt to resume its performance. Customer agrees that in such events Baxter, without liability may allocate Therapeutics amongst its Customers in a fair and reasonable manner. Baxter's available supply will be made available on a pro-rata basis to customers with firm commitments. In the event Baxter is notified of and is able to verify a decision which changes the purchase and delivery of Therapeutics for a patient or a group of patients either to or from Customer, then to the extent it is able, Baxter may have to make appropriate adjustments in the supply of Therapeutics provided to Customer.

RETURN GOODS POLICY

Baxter can accept for credit only those Therapeutics that do not perform satisfactorily under the specified condition, Therapeutics which may have been damaged during transportation, or Therapeutics which Customer may have received in error. Due to the biological nature of the Therapeutics and the government regulations involved, return of the Therapeutics must be authorized before any returns will be accepted. Customer shall contact Baxter Customer Service for instructions on the return procedure to be followed.

WARRANTY

Baxter Healthcare Corporation and its affiliates warrant that the Therapeutics shipped or delivered to Customer will not, at the time of shipment by Baxter or its affiliates, be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended. Baxter and its affiliates further represent and warrant that all Therapeutics delivered to Customer have been manufactured, processed, packed, filled and finished in substantial conformance with cGMPs as set forth in 21 C.F.R. Parts 210 and 211 and are fit for the purpose and indications described on the labeling. Unless the Therapeutic is used in accordance with its instructions, these warranties are void and of no effect. THERE ARE NO OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. BAXTER AND ITS AFFILIATES' SOLE OBLIGATION AND CUSTOMER'S EXCLUSIVE REMEDY FOR BREACH OF ANY WARRANTY SHALL BE, AT BAXTER'S OPTION, TO REPAIR OR REPLACE THE THERAPEUTIC. NEITHER BAXTER NOR ITS AFFILIATES SHALL BE LIABLE FOR PROXIMATE, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES.

OTHER DISCOUNTS

Customer acknowledges the dollar value of any Therapeutic which Customer receives but does not pay for shall be a "discount or other reduction in price" and may be subject to the disclosure requirements of Section 1128(b)(3)(A) of the Social Security Act. Customer shall disclose this discount or reduction in price under any state or federal program that provides cost or charge-based reimbursement to the participating institution for the Therapeutic covered in this price list.